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                                 H. Power Corp. Employee Stock Option Agreement

                                                                    EXHIBIT 4.4

                                  H POWER CORP.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

Date Option Granted:

                                                                       Option #

Name of Optionee:

Residence Address:

City and State:

        THIS AGREEMENT made as of the date set forth above, between H POWER CORP., a Delaware corporation (the "Company"), and __________________ (the "Optionee").

        The Board of Directors of the Company, or a duly appointed Stock Option Committee (collectively the "Committee") thereof, has determined that it is to the advantage and interest of the Company and its stockholders to grant the option provided for herein to the Optionee as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

        Pursuant to and subject to the terms and conditions of the H Power Corp. June 6, 1989 Stock Option Plan (the "Plan"), the Company grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of _____ shares (the "Shares") of the presently authorized and unissued common stock, $.001 par value, of the Company ("Stock") at the purchase price of $____ per share. The Option shall be exercisable as follows:

(a) From ______ to _______, _______ of the Shares;
(b) From ______ to _______, _______ of the Shares;
(c) From ______ to _______, _______ of the Shares;
(d) From ______ to _______, _______ of the Shares;

         Nothing contained herein shall be construed to limit or restrict the right of the Company to terminate the Optionee's employment at any time, with or without cause, or to increase or decrease the Optionee's compensation from the rate in existence at the time the Option is granted.

         Without limiting the generality of the foregoing, the Option is subject to the following terms and conditions:

1.       EXERCISE.

         The right to exercise the Option granted hereunder shall be cumulative to the extent that the right to exercise has accrued and has not been exercised.


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                                 H. Power Corp. Employee Stock Option Agreement

2.       METHOD OF EXERCISE

         To the extent that the right to purchase shares has accrued hereunder, the Option may be exercised from time to time by written notice to the Company stating the number of Shares with respect to which the Option is being exercised, and the time of the delivery thereof, which shall be at least fifteen
(15) days after the giving of such notice unless an earlier date shall have been mutually agreed upon. If requested by the Committee, prior to the delivery of any Shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation that the Shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with the applicable Federal and state statutes, rules and regulations. As a condition to the exercise of the Option, in whole or in part, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the Shares covered by the Option, an amount equal to any Federal, state or local taxes that may be required to be withheld in connection with the exercise of the Option. At the time specified in such notice, or as soon thereafter as the Company is reasonably able to comply, the Company shall, without transfer or issue tax to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person, at the main office of the Company or such other place that shall be mutually acceptable, a certificate or certificates for such Shares of Common Stock, as the Company may elect, against payment in full, in United States currency, by cash or by certified or cashier's check payable to the order of the Company, of the purchase price for the number of Shares to be delivered and of any Federal, state or local taxes that the Committee has determined are required to be withheld.

         Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or any Federal, state or local law. In the event the Company is unable to comply with any regulatory requirements deemed necessary by counsel of the Company for the lawful issuance and sale of Stock hereunder, the Company shall be relieved of any obligation and liability to issue said Stock, notwithstanding the attempted exercise of the Option. If the Optionee, or other person entitled to exercise the Option, fails to accept delivery of and pay for all or any portion of the Shares specified in such notice upon tender of delivery thereof, the Committee shall have the right to terminate the Option for less than the total number of Shares for which the Option is exercisable, provided that a partial exercise may not be for less than one hundred (100) Shares, except during the final year of the Option, and shall not include any fractional Shares.


3.       TERMINATION OF OPTION

         The Option shall terminate and expire upon the earlier of:


         (a) The last date for exercise of the Option specified on page one of this Agreement;

         (b) The expiration of three months from the date of the Optionee's termination of employment or directorship with the Company other than by reason of termination for death;

         (c) The expiration of one year from the date of the Optionee's termination of employment or directorship with the Company or one of its Subsidiaries by reason of death;



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                                 H. Power Corp. Employee Stock Option Agreement


         (d)  The termination of the Option pursuant to Section 5 hereof; or

         (e)  The expiration of five years from the date hereof.

         A termination of employment or directorship by reason of the death, retirement or permanent disability of the Optionee or otherwise shall not accelerate or otherwise affect the number of Shares with respect to which the Option may be exercised, and the Option may only be exercised with respect to the number of Shares for which it was exercisable at the date of such termination of employment. In the event of the Optionee's death, the Option may be exercised prior to its expiration or termination by his personal representative, or if there is no personal representative, by his heir or legatee.

         Termination of employment or directorship (other than by reason of death) for purposes hereof shall be the date of the Optionee's retirement under the normal retirement policies of the Company or the Optionee's retirement with the approval of the Committee because of disability other than permanent disability; the date the Optionee receives notice or advice that his employment or directorship is terminated; or the date the Optionee ceases to render his services to the Company (absences for temporary illness and emergencies, and vacations or leaves of absence approved in writing by the Committee excepted). The fact that the Optionee may receive payment from the Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice, or for other benefits shall not affect the termination date.

4.       ADJUSTMENTS

         If there are any changes in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Stock of the Company, whether such changes have been occasioned by reorganization, combination of shares, declaration of stock dividends, stock splits, reclassifications or recapitalizations of such stock, the merger or consolidation of the Company with some other corporation (and provided the Option does not thereby terminate pursuant to Section 5 hereof) or other similar transaction, then the number and kind of Shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Committee, provided, however, that in no event shall any such adjustment result in the Company being required to sell or issue a fractional share of stock.

5.       CESSATION OF CORPORATE EXISTENCE

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the assets of the Company or of more than 80% of the then outstanding stock of the Company to another corporation or entity, the Option granted hereunder shall terminate on the day before the consummation of such transaction and the Committee shall have the right, but shall not be obligated, to accelerate the time in which the Option may be exercised, unless provision be made in writing in connection with such transaction for the assumption of the Option or for the substitution for the Option of a new option to purchase the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and the option price thereof, in which event the option granted herein shall continue in the manner and under the terms so provided.



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                                 H. Power Corp. Employee Stock Option Agreement


6.       NON-TRANSFERABILITY

         The Option is not assignable or transferable, either voluntarily or by operation of law, otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

7.       WAIVER OF SHAREHOLDER RIGHTS

         The Optionee or other person entitled to exercise the Option shall have no rights as a stockholder with respect to any shares subject hereto until the Optionee or such person has become the holder of record of such shares and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 4 hereof) shall be made for dividends or distributions of rights in respect of such shares for which the record date is prior to the date on which the Optionee or such person becomes the holder of record.

8.       PLAN CONTROLS

         The Option shall be subject to and governed by the provisions of the Plan (a copy of which is attached hereto as Exhibit A) which only the Committee shall have the authority to interpret and construe. All determinations and interpretations thereof made by the Committee shall be conclusive and binding on all parties hereto and upon their successors and assigns. Any defined terms used herein shall have the same meaning as set forth in the Plan.

9.       REPRESENTATIONS BY OPTIONEE

         As a condition to exercise of any Option, the Optionee hereby represents, warrants and agrees with the Company as follows:

         (a) He is purchasing the Stock with respect to which such Option is being exercised for his own account for investment purposes and not with any present intention to resell or distribute the same.

         (b) He will not make any sale, transfer or other disposition of said Stock except in compliance with the Securities Act of 1933, as amended (hereinafter referred to as the "Act") and Rules and Regulations thereunder.

         (c) He is familiar with all of the provisions of Rule 144 including (without limitation) the two (2) year holding period thereunder.

         (d) He understands that the Company is under no obligation to register the sale, transfer or other disposition of said Stock by him or on his behalf or to take any other action necessary in order to make compliance with an exemption from registration available.


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                                 H. Power Corp. Employee Stock Option Agreement

         (e) He understands that stop transfer instructions will be given to the Company transfer agent with respect to said Stock and that there will be a restrictive legend placed on the certificates for said Stock stating in substance:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, or otherwise transferred except pursuant to an effective registration statement under said Act, or an opinion of counsel acceptable to the Company that some other exemption from registration is available."

10.      CONDITIONS TO THIS OPTION

         The Company's obligation to issue Shares of its Common Stock upon exercise of the Option is expressly conditioned upon the completion by the Company of any registration or other qualification of such Shares under any State and/or Federal law or rulings or regulations of any Government regulatory body or the making of such investment representations or other representations and undertakings by the Optionee or any other person entitled to exercise the option in order to comply with the requirements of any exemption from any such registration or other qualification of such Shares which the Committee shall, in its sole direction, deem necessary or advisable. Such required representations and undertakings include all representations and agreements as set out in Section 14 of the Plan, including, but not limited to, representations and agreements that the Optionee or any person entitled to exercise the Option (a) is not purchasing such Shares for distribution and (b) agrees to have placed upon the face and reverse of any certificates a legend setting forth any representations and undertakings which have been given to the Committee, or a reference thereto, and that prior to making any sale or other disposition of any such Shares, the Optionee or any person entitled to exercise the Option will give the Company a notice of intention to sell or dispose of the Shares Not less than five days prior to such sale or disposition.

11.      METHOD OF ACCEPTANCE

         This Agreement is addressed to the Optionee in duplicate and shall not be effective until the Optionee executes the acceptance set out below and returns one copy to the Company, thereby acknowledging that he has read and agreed to all the terms and conditions of the Option and the Plan.

EXECUTED this __ day of __________________

H POWER CORP

By:
    ---------------

ACCEPTED:


-------------
Optionee



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